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                                                                     EXHIBIT 4.5


                       SECURITY GUARANTY INSURANCE POLICY

OBLIGATIONS:   $______________     POLICY NUMBER:
               Chevy Chase Auto Receivables Trust ______
               [ ]% Auto Receivables Backed Securities

          __________________________ (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Security Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by First Bank National Association, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

          Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

          The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after ______________________________ time, on such Business Day, they will be deemed to be received on the following

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Business Day.  Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

          The Insurer will pay any other amount payable hereunder no later than _________________________ time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in __________________ on a Business Day by ________________________, as Fiscal
Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after _____________ time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

          Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

          The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

          As used herein, the following terms shall have the following meanings:

          "AGREEMENT" means the Pooling and Servicing Agreement dated as of ________________ among Chevy Chase Bank, F.S.B., as Seller and as Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto unless such amendment or modification has been approved in writing by the Insurer.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in

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New York City, Chevy Chase, Maryland or in the city in which the corporate trust office of the Trustee under the Agreement or the Insurer is located are authorized or obligated by law or executive order to close.

          "DEFICIENCY AMOUNT" means the excess, if any, of Required Payments over Net Available Distribution Amount for such Distribution Date.

          "INSURED PAYMENT" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

          "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

          "OWNER" means each Holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Obligations to payment thereunder.

          "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

          Any notice hereunder or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

          The notice address of the Fiscal Agent is _________________________________________________ Attention:____________________
_____________________________________, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

          This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New

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York, without giving effect to the conflict of laws principles thereof.

          [The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.]

          This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

          IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this __th day of _______________.

                         __________________________


                         By:_______________________________

Attest:

By:______________________
   Secretary

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                                   EXHIBIT A

                     TO SECURITY GUARANTY INSURANCE POLICY
                                    NUMBER:

                         NOTICE UNDER SECURITY GUARANTY
                            INSURANCE POLICY NUMBER



[Fiscal Agent]


[Insurance Company]

          The undersigned, a duly authorized officer of __________, as trustee (the "Trustee"), hereby certifies to ________________________________________
(the "Fiscal Agent") and __________________________ (the "Insurer"), with reference to Security Guaranty Insurance Policy Number: (the "Policy") issued by the Insurer in respect of the $______________ Chevy Chase Auto Receivables Trust ______ [ ]% Auto Receivables Backed Certificates (the "Obligations"), that:

          (i) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of ________________ between Chevy Chase Bank, F.S.B., as Seller and as Servicer, and the Trustee, as trustee for the Owners;

         (ii) the amount of Required Payments due for the Distribution Date occurring on ___________ (the "Applicable Distribution Date") is $__________;

        (iii) the amount of the Net Available Distribution Amount for the Applicable Distribution Date is $_________;

         (iv) the excess of the amounts listed in paragraph (ii) over the amount listed in paragraph (iii) above is $_________ (the "Deficiency Amount");

          (v) the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction is $_________ (the "Preference Amount");

         (vi) the total Insured Payment due is $________, which amount equals the sum of the Deficiency Amount and the Preference Amount;

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          (vii)  the Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (iv) above to be applied to the payment on the Obligations for the Applicable Distribution Date in accordance with the Agreement and for the dollar amount of the Insured Payment set forth in (v) above to be applied to the payment of any Preference Amount; and

          (viii) the Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:
[TRUSTEE'S ACCOUNT].

          Any capitalized term used above in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

          ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

          IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice under the Policy as of the ____ day of __________, 19__.


                                       as Trustee


                                 By:  ________________________

                                 Title:  _____________________

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